UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2010

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC	28001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 983-6181

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Uwharrie Capital Corp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 9, 2010.

The voting results were as follows:

Proposal 1: Proposal to elect six members of the Board of Directors, each for a term of three years.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Thomas M. Hearne, Jr.	3,863,206	25,405	852,467

Charles D. Horne	3,858,363	30,248	852,467

Timothy J. Propst	3,863,262	25,349	852,467

Donald P. Scarborough	3,863,498	25,113	852,467

John W. Shealy, Jr.	3,863,211	25,400	852,467

S. Todd Swaringen	3,858,363	30,248	852,467

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes

4,428,737	153,058	159,282	1

Proposal 3: Proposal to ratify the appointment of Dixon Hughes PLLC as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

4,704,199	11,249	25,630	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Robert O. Bratton
Robert O. Bratton
Principal Financial Officer

Dated: May 13, 2010